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                                                                       Exhibit 5


                                                        [COMPANY LOGO HERE]

October ___, 2002                                       Moore & Van Allen PLLC
                                                        Attorneys at Law

                                                        Suite 4700
The Bank of New York                                    100 NOrth Tryon Street
101 Barclay Street                                      Charlotte, NC 28202-4003
New York, New York 10286
                                                        T 704 331 1000
                                                        F 704 331 1159
                                                        www.mvalaw.com

Re: The Thaxton Group, Inc./One Month, Six Month, 12 Month, 36 Month and 60 Month Subordinated Term Notes and Subordinated Daily Notes


Gentlemen:

We have acted as counsel to The Thaxton Group, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of the above-referenced securities (the "Securities"). We have examined and are familiar with originals or copies, certified or otherwise, identified to our satisfaction, of such corporate records of the Company, agreements, opinions and other instruments, certificates of officers of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have also relied, as to various matters of fact material to this opinion, on certificates of public officials and officers of the Company, and we have no reason to believe that you and we are not justified in relying on such certificates.

We have examined the Registration Statement on Form S-1 of the Company (File No. 333-______) as filed with the Securities and Exchange Commission (the "Commission") on __________ __, 2002 (the "Registration Statement") and the Prospectus dated __________, _____ (the "Prospectus") filed with the Commission pursuant to Rule 424(b) under the Act.

We have also examined the Indenture (the "Indenture") dated as of February 17, 1998, between the Company and The Bank of New York, as Trustee, under which each of the Securities (as described in paragraph (3) below) will be issued. In connection with the opinions set forth in paragraph (4) hereof regarding the due execution and authentication of each series of the Securities, we have examined the certificates for the Series D2 Securities, Series M2 Securities and Series T2 Securities to be issued under the Indenture.

Based on the foregoing, and subject to the limitations expressed below, we are of the opinion that:

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October __, 2002
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         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of South Carolina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

         (2) Pursuant to Board Resolutions, the Company has duly authorized the issuance of up to $125,000,000 in aggregate principal amount of the Securities which may consist of any of six series of the Securities entitled Subordinated Daily Note - Series D2 (the "Series D Securities"), Subordinated One Month Term Note - Series M2 (the "Series M Securities"), Subordinated Term Note - Series T2-6, Subordinated Term Note - Series T2-12, Subordinated Term Note - Series T2-36 and Subordinated Term Note - Series T2-60 (collectively, the "Series T Securities") in conformity with the provisions of the Indenture; the terms of the Series D2 Securities, Series M2 Securities and Series T2 Securities have been established by Board Resolutions as permitted by Section 301 of the Indenture and such terms have been established in conformity with the provisions of the Indenture; and the forms of each of the Series D2 Securities, Series M2 Securities and Series T2 Securities has been established by Board Resolutions as permitted by Section 201 of the Indenture and each such form has been established in conformity with the provisions of the Indenture.

         (3) All conditions precedent to the authentication and delivery of the Series D2 Securities, Series M2 Securities and Series T2 Securities have been met and, upon payment for each such security and when each such security is issued, executed and delivered by the Company to the Trustee, together with a Company Order for authentication and delivery, and authenticated and delivered by the Trustee pursuant thereto, each such security will constitute the valid and legally binding obligation of the Company entitled to the benefits provided by the Indenture and will be enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (4) The Indenture, assuming the Indenture is a valid and legally binding instrument, enforceable in accordance with its terms against The Bank of New York, as Trustee, constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         (5) The execution and delivery of the Indenture do not, and if the Company were now to issue and sell $125,000,000 in aggregate principal amount of any series of the Securities and perform its obligations under the Indenture, such issuance, sale and performance would not, result in any: (i) violation of the Articles of Incorporation or By-Laws of the Company; (ii) violation of any existing federal or state constitution, statute, regulation, rule, order or law to which the Company is subject; (iii) creation or imposition of a contractual lien or security interest in, on or against any assets or properties of the Company; (iv) violation or default under any agreements to which the Company, to our knowledge, is a party or to which the Company is subject, or (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, the Company is subject.

         (6) The Registration Statement (other than the financial statements and financial data and related schedules therein, as to which we express no opinion), when it was filed with the Commission, complied as to



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October __, 2002
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form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and we have no reason to believe that the Registration Statement, when it became effective, or the Prospectus, when it was so filed, as the case may be, contained, in the case of the Registration Statement, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Prospectus, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters by us in our role as an advisor to the Company and the character of determinations involved in the registration process are such that we have not verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except as otherwise expressly specified in this opinion. As used herein, the phrase "to our knowledge" or "we have no reason to believe" refers to the actual knowledge or belief of the lawyers in this firm actively involved in our representation of the Company.

Unless otherwise defined herein, the capitalized terms in this opinion have the meanings given to such terms in the Indenture.

This opinion is furnished by us solely for the benefit of you and may not be relied upon by anyone other than you.



Yours truly,


MOORE & VAN ALLEN PLLC